Ziff Davis Reports Record Third Quarter 2021 Results & Reaffirms Full Year 2021 Guidance

NEW YORK, NY -- Ziff Davis, Inc. (formerly known as J2 Global, Inc.) (NASDAQ: ZD) today reported financial results for the third quarter ended September 30, 2021. On October 7, 2021, the Consensus business was spun-off as a separate public company (NASDAQ: CCSI). These third quarter results include Consensus, except where otherwise noted.

“There’s great enthusiasm and excitement at Ziff Davis as we embark on our new chapter,” said Vivek Shah, CEO of Ziff Davis. “Our portfolio of digital media and internet brands are very well-positioned to thrive in some of the highest-value verticals in the marketplace.”

THIRD QUARTER 2021 RESULTS

Q3 2021 quarterly revenues increased 24.5% to a Q3 record of $444.3 million as compared to $357.0 million for Q3 2020. On a pro-forma(6) basis, Q3 2021 quarterly revenues increased 27.7% to $434.7 million as compared to $340.3 million for Q3 2020.

Net cash provided by operating activities increased to $140.2 million as compared to $114.4 million for Q3 2020. Q3 2021 free cash flow(2) increased 17.9% to $110.5 million as compared to $93.7 million for Q3 2020.

GAAP earnings per diluted share(3) decreased to $0.88 in Q3 2021 compared to $1.31 for Q3 2020. Earnings decrease was primarily due a loss on the sale of the B2B Backup business unit of $19.2 million, net of tax.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 15.8% to $2.34 as compared to $2.02 for Q3 2020. On a pro-forma(6) basis, Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 16.4% to $2.27 as compared to $1.95 for Q3 2020.

GAAP net income decreased to $42.6 million as compared to $60.9 million for Q3 2020 primarily due to a loss on the sale of the B2B back-up business unit of $19.2 million, net of tax.

Adjusted non-GAAP net income increased by 17.4% to $110.2 million as compared to $93.9 million for Q3 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income increased by 18.7% to $107.1 million as compared to $90.2 million for Q3 2020.

Adjusted EBITDA(5) for the quarter increased 13.6% to $175.1 million compared to $154.1 million for Q3 2020. On a pro-forma(6) basis, Adjusted EBITDA(5) for the quarter increased 16.0% to $170.8 million compared to $147.2 million for Q3 2020.

The company ended the quarter with approximately $657.2 million in cash, cash equivalents, and investments after deploying approximately $23.4 million during the quarter for current and prior year acquisitions.

Key unaudited financial results for Q3 2021 versus Q3 2020 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release.

The following table reflects Actual and Pro-Forma Results for the third quarter of 2021 (in millions). Pro-Forma Results below exclude Voice assets in Australia, New Zealand, and the United Kingdom that were sold in 2020 and 2021, respectively, and the Company’s B2B Backup business that was sold during the third quarter of 2021.

				Pro-Forma Results(6)
	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change
Revenues
Cloud Services	$182.1	$170.2	7.0%	$172.5	$153.6	12.3%
Digital Media	$262.2	$186.7	40.4%	$262.2	$186.7	40.4%
Total Revenue: (1)	$444.3	$357.0	24.5%	$434.7	$340.3	27.7%
Operating Income	$96.1	$77.4	24.2%
Net Cash Provided by Operating Activities	$140.2	$114.4	22.6%
Free Cash Flow (2)	$110.5	$93.7	17.9%
GAAP Earnings per Diluted Share (3)	$0.88	$1.31	(32.8)%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$2.34	$2.02	15.8%	$2.27	$1.95	16.4%
GAAP Net Income	$42.6	$60.9	(30.0)%
Adjusted Non-GAAP Net Income	$110.2	$93.9	17.4%	$107.1	$90.2	18.7%
Adjusted EBITDA (5)	$175.1	$154.1	13.6%	$170.8	$147.2	16.0%
Adjusted EBITDA Margin (5)	39.4%	43.2%	(3.8)%	39.3%	43.3%	(4.0)%

The following table reflects Actual and Pro-Forma Results for the nine months ended September 30, 2021 (in millions). Pro-Forma Results below exclude Voice assets in Australia, New Zealand, and the United Kingdom that were sold in 2020 and 2021, respectively, and the Company’s B2B Backup business that was sold during the third quarter of 2021.

	YTD	YTD		YTD Pro-Forma Results(6)
	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change
Revenues
Cloud Services	$528.8	$507.1	4.3%	$495.3	$452.8	9.4%
Digital Media	$742.7	$513.3	44.7%	$742.7	$513.3	44.7%
Total Revenue: (1)	$1,271.5	$1,020.4	24.6%	$1,238.0	$966.1	28.1%
Operating Income	$236.3	$205.7	14.9%
Net Cash Provided by Operating Activities	$430.3	$356.0	20.9%
Free Cash Flow (2)	$343.4	$304.8	12.7%
GAAP Earnings per Diluted Share (3)	$2.86	$1.93	48.2%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$6.92	$5.13	34.9%	$6.68	$4.87	37.2%
GAAP Net Income	$136.2	$92.6	47.1%
Adjusted Non-GAAP Net Income	$315.2	$242.0	30.2%	$304.4	$229.8	32.5%
Adjusted EBITDA (5)	$503.4	$403.8	24.7%	$489.5	$383.0	27.8%
Adjusted EBITDA Margin (5)	39.6%	39.6%	—%	39.5%	39.6%	(0.1)%

ZIFF DAVIS RESULTS AND BUSINESS OUTLOOK

The following table reflects Ziff Davis revenue, Adjusted EBITDA and Adjusted EBITDA margin, which excludes Consensus and the B2B Backup business and Voice assets (in millions).

	QTD			YTD
	Q3 2021	Q3 2020	% Change	Q3 2021	Q3 2020	% Change
Revenue	$345.6	$256.3	34.8%	$974.6	$720.5	35.3%
Adjusted EBITDA	$117.2	$95.1	23.2%	$329.6	$233.5	41.2%
Adjusted EBITDA Margin	33.9%	37.1%	(3.2)%	33.8%	32.4%	1.4%

The Company reaffirms its guidance that was presented at its investor day on September 9, 2021 and provides Q4 2021 guidance below which reflects its pro forma position following the separation of Consensus (in millions, except per share amounts):

	Revenue	Adjusted EBITDA	Adjusted EPS
FY 2021 Range of Estimates (A)	$1,375 - $1,389	$484 - $492
Q4 2021 Range of Estimates (A)	$400 - $414	$154 - $162	$2.00 - $2.14

(A) Balances are in millions and represent pro forma 2021 results as if the spin-off of Consensus and the sales of the B2B Backup business and UK Voice assets had occurred on January 1, 2021.

The Company has not reconciled the non-GAAP Business Outlook for 2021 Adjusted EBITDA, Q4 2021 Adjusted EBITDA or Q4 2021 Adjusted non-GAAP EPS to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to forecasted revenues and costs primarily related to acquisitions and taxation, which are potential adjustments to future earnings. We expect the variability of forecasted revenues and costs to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)	The estimated GAAP effective tax rates were approximately 23.0% for Q3 2021 and 28.3% for Q3 2020. The estimated Adjusted non-GAAP effective tax rates were approximately 16.6% for Q3 2021 and 21.8% for Q3 2020.
(4)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended September 30, 2021 and 2020 totaled $1.46 and $0.71 per diluted share, respectively.
(5)	Adjusted EBITDA is defined as earnings before interest; gain on sale of businesses; goodwill impairment of business; loss on investments, net; other income (expense), net; income tax expense; income (loss) from equity method investment, net; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(6)	Pro-forma figures are provided taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

About Ziff Davis (formerly J2 Global)
Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, entertainment, shopping, health, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

Contact:
Rebecca Wright
Ziff Davis, Inc.
800-577-1790
investor@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in Ziff Davis’s (formerly J2 Global, Inc.) filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to the 2020 Annual Report on Form 10-K filed by Ziff Davis on March 1, 2021, and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$546,467	$242,652
Short-term investments	—	663
Accounts receivable, net of allowances of $14,417 and $16,018, respectively	268,349	325,619
Prepaid expenses and other current assets	73,457	53,909
Total current assets	888,273	622,843
Long-term investments	110,718	97,495
Property and equipment, net	183,179	156,577
Operating lease right-of-use assets	88,331	105,845
Goodwill	1,861,332	1,867,430
Other purchased intangibles, net	641,162	741,569
Deferred income taxes, noncurrent	37,761	56,545
Other assets	19,901	17,027
TOTAL ASSETS	$3,830,657	$3,665,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$228,977	$230,651
Income taxes payable, current	1,793	31,753
Deferred revenue, current	197,901	190,644
Operating lease liabilities, current	31,636	32,211
Current portion of long-term debt	568,054	396,801
Other current liabilities	36	497
Total current liabilities	1,028,397	882,557
Long-term debt	1,110,699	1,182,220
Deferred revenue, noncurrent	15,189	14,440
Operating lease liabilities, noncurrent	84,519	99,177
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	54,178	57,081
Deferred income taxes, noncurrent	112,482	162,700
Other long-term liabilities	44,259	44,463
TOTAL LIABILITIES	2,461,398	2,454,313
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	478	443
Additional paid-in capital	508,493	456,274
Retained earnings	931,477	809,107
Accumulated other comprehensive loss	(71,189)	(54,806)
TOTAL STOCKHOLDERS’ EQUITY	1,369,259	1,211,018
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,830,657	$3,665,331

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Total revenues	$444,252	$356,976	$1,271,480	$1,020,353

Cost of revenues (1)	64,302	55,822	185,462	171,755
Gross profit	379,950	301,154	1,086,018	848,598

Operating expenses:
Sales and marketing (1)	139,693	95,074	394,981	287,317
Research, development and engineering (1)	21,639	14,261	62,634	43,273
General and administrative (1)	122,477	114,381	359,498	312,283
Goodwill impairment on business	—	—	32,629	—
Total operating expenses	283,809	223,716	849,742	642,873
Income from operations	96,141	77,438	236,276	205,725
Interest expense, net	(19,862)	(22,712)	(62,832)	(65,879)
(Loss) gain on sale of businesses	(24,600)	17,122	(21,798)	17,122
Loss on investments, net	—	(156)	(16,677)	(20,991)
Other income, net	1,660	14,230	1,367	16,413
Income before income taxes and (loss) income from equity method investment, net	53,339	85,922	136,336	152,390
Income tax expense	8,847	24,330	16,723	49,011
(Loss) income from equity method investment, net	(1,923)	(709)	16,596	(10,799)
Net income	$42,569	$60,883	$136,209	$92,580

Basic net income per common share:
Net income attributable to common shareholders	$0.91	$1.31	$3.01	$1.96

Diluted net income per common share:
Net income attributable to common shareholders	$0.88	$1.31	$2.86	$1.93

Basic weighted average shares outstanding	46,738,073	46,279,515	45,258,819	46,914,750
Diluted weighted average shares outstanding	48,582,585	46,309,072	47,565,062	47,620,308

(1) Includes share-based compensation expense as follows:
Cost of revenues	$108	$136	$357	$413
Sales and marketing	427	321	1,160	1,135
Research, development and engineering	613	425	1,690	1,340
General and administrative	5,607	4,918	15,912	15,755
Total	$6,755	$5,800	$19,119	$18,643

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Nine Months Ended September 30,
Cash flows from operating activities:	2021	2020
Net income	$136,209	$92,580
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	196,443	163,680
Amortization of financing costs and discounts	21,295	21,393
Non-cash operating lease costs	8,366	15,686
Share-based compensation	19,119	18,643
Provision for doubtful accounts	7,934	9,508
Deferred income taxes, net	2,537	7,815
(Loss) gain on sale of businesses	21,798	(17,122)
Lease asset impairments	9,410	9,786
Goodwill impairment on business	32,629	—
Changes in fair value of contingent consideration	(567)	(243)
Foreign currency remeasurement gain	181	(15,919)
(Income) loss from equity method investments	(16,596)	10,799
Loss on equity and debt investments	16,677	20,826
Decrease (increase) in:
Accounts receivable	49,888	57,560
Prepaid expenses and other current assets	(10,610)	(3,279)
Other assets	(2,378)	543
Increase (decrease) in:
Accounts payable and accrued expenses	(1,409)	(26,430)
Income taxes payable	(37,863)	(496)
Deferred revenue	4,774	(10,494)
Operating lease liabilities	(19,346)	(12,857)
Liability for uncertain tax positions	(2,903)	7,746
Other long-term liabilities	(5,336)	6,284
Net cash provided by operating activities	430,252	356,009
Cash flows from investing activities:
Proceeds on sale of available-for-sale investments	663	—
Distribution from equity method investment	15,327	—
Purchases of equity method investment	(22,249)	(29,979)
Purchases of equity investments	(999)	(843)
Purchases of property and equipment	(87,495)	(71,266)
Acquisition of businesses, net of cash received	(112,444)	(27,156)
Proceeds from sale of businesses, net of cash divested	48,876	24,353
Proceeds from sale of assets	—	507
Purchases of intangible assets	(1,255)	(2,902)
Net cash used in investing activities	(159,576)	(107,286)
Cash flows from financing activities:
Payment of debt	(402,414)	—
Payment of note payable	—	(400)
Proceeds from bridge loan	485,000	—
Repurchase of common stock	(29,855)	(238,905)
Issuance of common stock under employee stock purchase plan	4,232	3,303
Exercise of stock options	2,880	952

Deferred payments for acquisitions	(13,387)	(20,427)
Other	(6,619)	(1,377)
Net cash provided by (used in) financing activities	39,837	(256,854)
Effect of exchange rate changes on cash and cash equivalents	(6,698)	446
Net change in cash and cash equivalents	303,815	(7,685)
Cash and cash equivalents at beginning of period	242,652	575,615
Cash and cash equivalents at end of period	$546,467	$567,930

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income	$42,569	$0.88	$60,883	$1.31
Plus:
Share based compensation (1)	4,043	0.09	4,552	0.10
Acquisition related integration costs (2)	2,908	0.06	1,177	0.03
Interest costs (3)	2,774	0.06	4,784	0.10
Amortization (4)	35,327	0.75	32,314	0.70
Investments (5)	1,947	0.04	687	0.01
Tax expense from prior years (6)	—	—	2,551	0.06
Sale of assets (7)	19,249	0.41	(9,936)	(0.21)
Intra-entity transfers (8)	—	—	(13,447)	(0.29)
Lease asset impairments and other charges (9)	1,271	0.03	7,566	0.16
Leasehold improvement impairments (10)	—	—	2,777	0.06
Disposal related costs (10)	133	—	—	—
Convertible debt dilution (12)	—	0.03	—	—
Adjusted non-GAAP net income	$110,221	$2.34	$93,908	$2.02

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Nine Months Ended September 30,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income	$136,209	$2.86	$92,580	$1.93
Plus:
Share based compensation (1)	10,668	0.23	14,350	0.31
Acquisition related integration costs (2)	5,904	0.13	2,771	0.06
Interest costs (3)	12,460	0.27	13,929	0.30
Amortization (4)	105,827	2.32	89,398	1.91
Investments (5)	(5,008)	(0.11)	35,495	0.75
Tax expense from prior years (6)	—	—	4,916	0.11
Sale of assets (7)	16,551	0.37	(10,271)	(0.22)
Intra-entity transfers (8)	—	—	(13,316)	(0.29)
Lease asset impairments and other charges (9)	7,816	0.17	9,391	0.20
Leasehold improvement impairments (10)	—	—	2,777	0.06
Disposal related costs (10)	178	—	—	—
Goodwill impairment on business (11)	24,635	0.54	—	—
Convertible debt dilution (12)	—	0.12	—	0.03
Adjusted non-GAAP net income	$315,240	$6.92	$242,020	$5.13

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Three Months Ended September 30,
	2021	2020
Cost of revenues	$64,302	$55,822
Plus:
Share based compensation (1)	(108)	(136)
Acquisition related integration costs (2)	(209)	(60)
Amortization (4)	(356)	(908)
Adjusted non-GAAP cost of revenues	$63,629	$54,718

Sales and marketing	$139,693	$95,074
Plus:
Share based compensation (1)	(427)	(321)
Acquisition related integration costs (2)	(882)	(5)
Adjusted non-GAAP sales and marketing	$138,384	$94,748

Research, development and engineering	$21,639	$14,261
Plus:
Share based compensation (1)	(613)	(425)
Acquisition related integration costs (2)	(597)	(5)
Adjusted non-GAAP research, development and engineering	$20,429	$13,831

General and administrative	$122,477	$114,381
Plus:
Share based compensation (1)	(5,607)	(4,918)
Acquisition related integration costs (2)	(2,265)	(1,428)
Amortization (4)	(48,093)	(39,995)
Lease asset impairments and other charges (9)	(1,685)	(9,786)
Leasehold improvement impairments (10)	—	(3,605)
Disposal related costs (10)	(344)	—
Adjusted non-GAAP general and administrative	$64,483	$54,649

Interest expense, net	$(19,862)	$(22,712)
Plus:
Interest costs (3)	4,007	6,140
Adjusted non-GAAP interest expense, net	$(15,855)	$(16,572)

(Loss) gain on sale of businesses	$(24,600)	$17,122
Plus:
Sale of assets (7)	24,600	(17,122)
Adjusted non-GAAP gain on sale of businesses	$—	$—

Loss on investments, net	$—	$(156)

Plus:
Sale of assets (7)	—	165
Adjusted non-GAAP loss on investments, net	$—	$9

Other income (expense), net	$1,660	$14,230
Plus:
Sale of assets (7)	—	(211)
Intra-entity transfers (8)	—	(16,421)
Adjusted non-GAAP other income (expense), net	$1,660	$(2,402)

Income tax provision	$8,847	$24,330
Plus:
Share based compensation (1)	2,712	1,248
Acquisition related integration costs (2)	1,045	321
Interest costs (3)	1,233	1,356
Amortization (4)	13,122	8,589
Investments (5)	(24)	22
Tax benefit from prior years (6)	—	(2,551)
Sale of assets (7)	5,351	(7,232)
Intra-entity transfers (8)	—	(2,974)
Lease asset impairments and other charges (9)	—	2,220
Leasehold improvement impairments (10)	414	828
Disposal related costs (10)	211	—
Adjusted non-GAAP income tax provision	$32,911	$26,157

Loss from equity method investment, net	$(1,923)	$(709)
Plus:
Investments (5)	1,923	709
Adjusted non-GAAP income (loss) from equity method investment, net	$—	$—

Total adjustments	$(67,652)	$(33,025)

GAAP earnings per diluted share	$0.88	$1.31
Adjustments *	$1.46	$0.71
Adjusted non-GAAP earnings per diluted share	$2.34	$2.02

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Adjusted non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain/loss on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Nine Months Ended September 30,
	2021	2020
Cost of revenues	$185,462	$171,755
Plus:
Share based compensation (1)	(357)	(413)
Acquisition related integration costs (2)	(286)	(170)
Amortization (4)	(1,301)	(1,806)
Adjusted non-GAAP cost of revenues	$183,518	$169,366

Sales and marketing	$394,981	$287,317
Plus:
Share based compensation (1)	(1,160)	(1,135)
Acquisition related integration costs (2)	(1,696)	(686)
Adjusted non-GAAP sales and marketing	$392,125	$285,496

Research, development and engineering	$62,634	$43,273
Plus:
Share based compensation (1)	(1,690)	(1,340)
Acquisition related integration costs (2)	(1,127)	21
Adjusted non-GAAP research, development and engineering	$59,817	$41,954

General and administrative	$359,498	$312,283
Plus:
Share based compensation (1)	(15,912)	(15,755)
Acquisition related integration costs (2)	(5,050)	(2,762)
Amortization (4)	(144,403)	(114,147)
Sale of assets (7)	490
Lease asset impairments and other charges (9)	(10,336)	(12,191)
Leasehold improvement impairments (10)	—	(3,605)
Disposal related costs (10)	(472)	—
Adjusted non-GAAP general and administrative	$183,815	$163,823

Interest expense, net	$(62,832)	$(65,879)
Plus:
Interest costs (3)	16,503	18,092
Tax expense from prior years (6)	—	—
Adjusted non-GAAP interest expense, net	$(46,329)	$(47,787)

(Loss) gain on sale of businesses	$(21,798)	$17,122
Plus:
Sale of assets (7)	22,288	(17,122)

Adjusted non-GAAP gain on sale of businesses	$490	$—
Goodwill impairment on business	(32,629)	—
Plus:
Goodwill impairment on business (11)	32,629	—
Adjusted non-GAAP goodwill impairment on business	$—	$—

Loss on investments, net	$(16,677)	$(20,991)
Plus:
Investments (5)	16,677	20,825
Sale of assets (7)	—	165
Adjusted non-GAAP loss on investments, net	$—	$(1)

Other income (expense), net	$1,367	$16,413
Plus:
Sale of assets (7)	200	(650)
Intra-entity transfers (8)	—	(17,986)
Adjusted non-GAAP other income (expense), net	$1,567	$(2,223)

Income tax provision	$16,723	$49,011
Plus:
Share based compensation (1)	8,451	4,293
Acquisition related integration costs (2)	2,255	826
Interest costs (3)	4,043	4,163
Amortization (4)	39,877	26,555
Investments (5)	5,089	(3,871)
Tax (benefit) expense from prior years (6)	—	(4,916)
Sale of assets (7)	5,447	(7,336)
Intra-entity transfers (8)	—	(4,670)
Lease asset impairments and other charges (9)	2,520	2,800
Leasehold improvement impairments (10)	—	828
Disposal related costs (10)	294	—
Goodwill impairment on business (11)	7,994	—
Adjusted non-GAAP income tax provision	$92,693	$67,683

Income (loss) from equity method investment, net	$16,596	$(10,799)
Plus:
Investments (5)	(16,596)	10,799
Adjusted non-GAAP income (loss) from equity method investment, net	$—	$—

Total adjustments	$(179,031)	$(149,440)

GAAP earnings per diluted share	$2.86	$1.93
Adjustments *	$4.06	$3.20
Adjusted non-GAAP earnings per diluted share	$6.92	$5.13
* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related reversals of income tax reserves accounted for through ASC 740-10. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain (Loss) on Sale of Assets. The Company excludes the gain (loss) on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Disposal related Costs. The Company excludes expenses associated with the disposal of certain businesses. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(11) Goodwill Impairment on Business. The Company excludes the goodwill impairment on business because it is non-cash in nature and the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(12) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP (Income) Loss from Equity Method Investment, Net and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Pro-Forma Financial Results

Key pro-forma financial results for the three and nine months ended September 30, 2021 and 2020, are set forth in the following table (in millions, except per share amounts). The financial results below reflect the Company’s results, on a pro-forma basis, taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

	Three Months Ended		Nine Months Ended
	Q3 2021	Q3 2020	Q3 2021	Q3 2020

Total Revenues	$444.3 million	$357.0 million	$1,271.5 million	$1,020.4 million
Pro-Forma Revenue Adjustments	$(9.6) million	$(16.7) million	$(33.5) million	$(54.3) million
Pro-Forma Total Revenue: (1)	$434.7 million	$340.3 million	$1,238.0 million	$966.1 million

Adjusted Non-GAAP Earnings per Diluted Share (1)	$2.34	$2.02	$6.92	$5.13
Pro-Forma Earnings per Diluted Share Adjustments	$(0.07)	$(0.07)	$(0.24)	$(0.26)
Adjusted Pro Forma Earnings per Diluted Share (1)	$2.27	$1.95	$6.68	$4.87

GAAP Net Income	$42.6 million	$60.9 million	$136.2 million	$92.6 million
Pro-Forma Net Income Adjustments	$64.5 million	$29.3 million	$168.2 million	$137.2 million
Adjusted Pro-Forma Net Income	$107.1 million	$90.2million	$304.4 million	$229.8 million

Adjusted EBITDA (1)	$175.1 million	$154.1 million	$503.4 million	$403.8 million
Pro-Forma EBITDA Adjustments	$(4.3) million	$(6.9) million	$(13.9) million	$(20.8) million
Adjusted Pro-Forma EBITDA (1)	$170.8 million	$147.2 million	$489.5 million	$383.0 million

Adjusted EBITDA Margin (1)	39.4%	43.2%	39.6%	39.6%
Pro-Forma EBITDA Margin Adjustments	(0.1)%	0.1%	(0.1)%	0.1%
Adjusted Pro-Forma EBITDA Margin (1)	39.3%	43.3%	39.5%	39.6%

(1) Refer to the notes earlier in this Release.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of net income, the most directly comparable GAAP financial measure, to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$42,569	$60,883	$136,209	$92,580
Plus:
Interest expense, net	19,862	22,712	62,832	65,879
Loss (gain) on sale of businesses	24,600	(17,122)	21,798	(17,122)
Loss on investments, net	—	156	16,677	20,991
Other (income) expense, net	(1,660)	(14,230)	(1,367)	(16,413)
Income tax expense	8,847	24,330	16,723	49,011
(Income) loss from equity method investment, net	1,923	709	(16,596)	10,799
Depreciation and amortization	66,217	59,612	196,443	163,680
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	6,755	5,800	19,119	18,643
Acquisition-related integration costs	3,953	1,498	8,159	3,597
Lease asset impairments and other charges	1,685	9,786	10,336	12,191
Disposal related costs	345	—	472	—
Goodwill impairment on business	—	—	32,629	—
Adjusted EBITDA	$175,096	$154,134	$503,434	$403,836

Adjusted EBITDA as calculated above represents earnings before interest, gain on sale of businesses, goodwill impairment of business, loss on investments, net, other (income) expense, net, income tax expense, (income) loss from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, and (3) lease asset impairments and other charges. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2021
Net cash provided by operating activities	$178,724	$111,298	$140,230	$—	$430,252
Less: Purchases of property and equipment	(26,269)	(31,497)	(29,729)	—	(87,495)
Add: Contingent consideration*	—	685	—	—	685
Free cash flows	$152,455	$80,486	$110,501	$—	$343,442

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities	$102,036	$139,591	$114,382	$124,070	$480,079
Less: Purchases of property and equipment	(26,885)	(23,652)	(20,729)	(21,286)	(92,552)
Add: Contingent consideration*	20,054	—	49	99	20,202
Free cash flows	$95,205	$115,939	$93,702	$102,883	$407,729

* Free Cash Flows of $80.5 million for Q2 2021, $95.2 million for Q1 2020, $93.7 million for Q3 2020 and $102.9 million for Q4 2020 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2021
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$182,090	$262,162	$—	$444,252

Gross profit
GAAP gross profit	$141,388	$238,562	$—	$379,950
Non-GAAP adjustments:
Share-based compensation	104	4	—	108
Acquisition related integration costs	188	21	—	209
Amortization	356	—	—	356
Adjusted non-GAAP gross profit	$142,036	$238,587	$—	$380,623

Operating profit
GAAP operating profit (loss)	$61,685	$49,822	$(15,366)	$96,141
Non-GAAP adjustments:
Share-based compensation	1,451	2,125	3,179	6,755
Acquisition related integration costs	3,511	416	26	3,953
Amortization	11,040	37,333	77	48,450
Lease asset impairments and other charges	1,033	652	—	1,685
Disposal related costs	—	—	345	345
Adjusted non-GAAP operating profit (loss)	$78,720	$90,348	$(11,739)	$157,329

Depreciation	4,996	12,771	—	17,767
Adjusted EBITDA	$83,716	$103,119	$(11,739)	$175,096

NOTE 1: Table above excludes certain intercompany allocations

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED SEPTEMBER 30, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$170,248	$186,728	$—	$356,976

Gross profit
GAAP gross profit	$131,827	$169,338	$(11)	$301,154
Non-GAAP adjustments:
Share-based compensation	133	3	—	136
Acquisition related integration costs	60	—	—	60
Amortization	908	—	—	908
Adjusted non-GAAP gross profit	$132,928	$169,341	$(11)	$302,258

Operating profit
GAAP operating profit (loss)	$65,813	$26,027	$(14,402)	$77,438
Non-GAAP adjustments:
Share-based compensation	1,388	1,356	3,056	5,800
Acquisition related integration costs	123	1,220	155	1,498
Amortization	16,114	22,352	2,437	40,903
Lease asset impairments and other charges	—	9,786	—	9,786
Adjusted non-GAAP operating profit (loss)	$83,438	$60,741	$(8,754)	$135,425

Depreciation	4,410	14,299	—	18,709
Adjusted EBITDA	$87,848	$75,040	$(8,754)	$154,134

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses.